Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT
TO
AMENDED AND RESTATED GLOBAL ACCESS COMMITMENTS AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED GLOBAL ACCESS COMMITMENTS AGREEMENT (“Agreement”) is dated as of the 3rd day of February, 2021, by and among the Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation (the “Foundation”), Immunocore public Limited, a private limited company incorporated in England and Wales with company number 06456207 (the “Company”), and Immunocore Holdings plc, a private limited company incorporated under the laws of England and Wales (“Holdings”).

WHEREAS

(A)          The Foundation and the Company entered into that certain Amended and Restated Global Access Commitments Agreement, dated March 2, 2020 (as amended from time to time, the “Global Access Agreement”).

(B)          Holdings became a party to the Global Access Agreement pursuant to the Joinder to Global Access Commitments Agreement dated as of January 22, 2021, by and among the Foundation, the Company, and Holdings.

(C)          Pursuant to a note purchase agreement dated September 13, 2017 (as amended by a deed of variation dated March 2, 2020) (the “Note Purchase Agreement”) the Foundation  agreed to loan the Company US$15,000,000 (“Tranche 2”) upon completion of the Safety Milestone (as defined in the Note Purchase Agreement), which amount would immediately convert into equity in the Company.

(D)          The Company has agreed to use the proceeds from the Tranche 2 investment to conduct a scope of work (including an Amended Scope of Work developed by the Company and the Foundation in March 2020 (the “Amended Scope of Work”)) relating to the Company’s research, development and commercialization of a safe and effective product applicable to the treatment, prevention and/or amelioration of HIV, as set forth in the Global Access Agreement.

(E)          The Foundation, the Company and Holdings desire to accelerate the timing of the Tranche 2 investment prior to completion of the Safety Milestone as the Company has demonstrated robust processes and extensive experience developing therapeutics with an excellent safety profile in clinical trials involving more than 600 patients to date reducing the uncertainty related to this milestone. Additionally, accelerating the Tranche 2 funding will enable the Company to plan and implement an immediate expansion of the Single Ascending Dose study into a Multiple Ascending Dose study to evaluate clinical proof of concept for the Company’s novel therapeutic. If clinical proof of concept is established, it will dramatically inform future product development by the Company and other Foundation partners in their efforts to develop therapeutic and prophylactic products effective against human immunodeficiency virus and accelerate the potential alleviation of suffering caused by this disease. The Foundation believes that funding now rather than waiting for the Safety Milestone has the potential to accelerate the program’s timelines by more than 6 months.

(F)          Since the time the Note Purchase Agreement was executed, the Company has completed a reorganization as a result of which the Company has become a wholly-owned subsidiary of Holdings.

(G)         Holdings and the Company desire for the Company to remain a wholly-owned subsidiary of Holdings.  Therefore, rather than have the Foundation provide Tranche 2 as a loan that would immediately convert into equity of the Company, Holdings has requested that the Foundation instead purchase US$15,000,000 of its American Depositary Shares, representing ordinary shares in the capital of Holdings, in a private placement pursuant to the terms of a subscription agreement to be entered into by the Foundation and Holdings on the date of this Agreement (the “Subscription Agreement”).

(H)        In connection with the foregoing the Foundation, the Company and Holdings desire to make certain amendments to the Global Access Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1.          Effective as of the date of this Agreement, the “Amended Scope of Work: Research and Development plan” and the related exhibits attached to this Agreement as Annex 6 are hereby added as Annex 6 to the Global Access Agreement and the parties agree that the attached Annex 6 constitutes the Amended Scope of Work as defined in the Global Access Agreement.

2.          In order to further the Foundation’s charitable purposes and in support of the HIV Program, as further described in the attached Annex 7, the parties agree that it is prudent to accelerate the timing of the Tranche 2 investment. Annex 7 to this Agreement is hereby added as Annex 7 to the Global Access Agreement.

3.          The following sentence is hereby added to the end of Section 2(c) of the Global Access Agreement:

The Foundation, the Company and Holdings acknowledge that accelerating the Tranche 2 investment introduces risk that there may be Tranche 2 funds that are not utilized if the results of the SAD study contemplated in this Agreement will not support initiation of the MAD study contemplated in this Agreement due to safety, futility or other considerations.  If the Foundation, the Company and Holdings determine, acting in good faith, not to proceed with the MAD study, the Foundation, the Company and Holdings agree to work in good faith to identify an alternative path, funded by the Tranche 2 investment, to advance the Amended Scope of Work.  If the Foundation, the Company and Holdings, acting in good faith, agree that continuing to pursue the Amended Scope of Work is no longer prudent, the Foundation, the Company and Holdings agree to work in good faith to develop an alternative scope of work for HIV or another of the Target Diseases and Conditions, and the Company and Holdings agree to use the proceeds of the Tranche 2 investment to fund this alternative scope of work.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

4.          Section 3(a)(i)(B) of the Global Access Agreement is hereby amended and restated in its entirety to read as follows:

(B)          On or about February 2, 2021, the Foundation entered into a subscription agreement, whereby it agreed to subscribe from Immunocore Holdings plc fifteen million dollars ($US15,000,000) of its American Depositary Shares (“ADSs”), at the initial public offering price per ADS in the initial public offering of Immunocore Holdings plc (“Tranche 2“).

5.          The Subscription Agreement is hereby added as an additional Investment Document for purposes of the Global Access Agreement.

6.          For the avoidance of doubt, the term “Equity Securities” in the Global Access Agreement includes the American Depositary Shares purchased by the Foundation pursuant to the Subscription Agreement and the underlying ordinary shares and any equity securities issued in connection with or in respect of or upon conversion of the American Depositary Shares or the underlying ordinary shares.

7.          The Foundation, the Company and Holdings hereby reaffirm their obligations pursuant to the Global Access Agreement.

8.          Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Global Access Agreement.

9.          Except as expressly modified by this Agreement, all terms and conditions of the Global Access Agreement shall continue in full force and effect.

10.       This Agreement and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with English law and any dispute will be submitted to the exclusive jurisdiction and venue of the courts located in London, England.

11.       This Agreement may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

IMMUNOCORE LIMITED

By:	/s/ Lily Hepworth
Name:	Lily Hepworth
Title:	Director

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	Director

BILL & MELINDA GATES FOUNDATION

By:	/s/ Carolyn N. Ainslie
Name:	Carolyn N. Ainslie
Title:	CFO

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Annex 6

Amended Scope of Work

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Annex 7

Accelerated Tranche 2 Investment

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.